Exhibit (a)(1)(A)
OFFER TO PURCHASE
AMERICAN FINANCE TRUST, INC.
405 PARK AVENUE, 4TH FLOOR
NEW YORK, NY 10022
(212) 415-6500
OFFER TO PURCHASE UP TO 1,000,000 SHARES OF
ITS OUTSTANDING COMMON STOCK
AT A PURCHASE PRICE OF $14.35 PER SHARE
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
AT 11:59 P.M. EASTERN TIME, MARCH 27, 2018,
UNLESS EXTENDED OR WITHDRAWN
Dear Stockholder:
American Finance Trust, Inc. (the “Company,” “we,” “us,” or “our”) is offering to purchase up to 1,000,000 shares of the Company’s common stock, par value $0.01 per share (“Shares”), for cash at a purchase price equal to $14.35 per Share (the “Purchase Price”), or $14.35 million in the aggregate, on the terms and conditions set forth in this Offer to Purchase, the Letter of Transmittal and the Instructions to Letter of Transmittal (the “Instructions”). This Offer to Purchase, the Letter of Transmittal and the Instructions, constitute the “Offer.”
Unless extended or withdrawn, the Offer, proration period and withdrawal rights will expire at 11:59 p.m. Eastern Time, on March 27, 2018 (the “Expiration Date”). You may tender all, a portion or none of your Shares.
Stockholders desiring to tender all or any portion of their Shares for purchase must complete and sign a Letter of Transmittal and deliver it to the Company in the manner set forth in “Procedures for Tendering Shares” below.
Because of the “odd lot” priority and proration provisions described in this Offer to Purchase, less than all of the Shares tendered may be purchased if more than 1,000,000 Shares are properly tendered and not properly withdrawn. Only Shares properly tendered and not properly withdrawn will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date.
Subject to complying with applicable law, we reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the aggregate cost to us of the Shares sought in the Offer. In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. This could result in the number of Shares accepted for payment in the Offer increasing by up to approximately 2.1 million Shares.
The Company is making the Offer in response to an unsolicited offer to stockholders (the “MacKenzie Offer”) commenced on February 15, 2018 by MacKenzie Capital Management, LP and certain of its affiliates (collectively, “MacKenzie”) to purchase up to 1,000,000 Shares at a price equal to $13.66 per share in cash, less any distributions paid by the Company after January 31, 2018 on the Shares that are tendered. The Company is making the Offer in order to deter MacKenzie and other potential future bidders that may try to exploit the illiquidity of Shares and acquire them from stockholders at prices substantially below the current estimated per-share net asset value (“Estimated Per-Share NAV”) of the Shares. The Company’s board of directors approved an Estimated Per-Share NAV of  $23.37 as of December 31, 2016.
Because the offer price under the Offer is still well below the current Estimated Per-Share NAV of the Shares, the Company’s board of directors recommends that stockholders DO NOT tender their Shares in the Company Offer or the lower MacKenzie Offer.

In making this recommendation, we note:
•
The MacKenzie Offer price is significantly less than the current Estimated Per-Share NAV of the Shares. The Company’s board of directors approved an Estimated Per-Share NAV of  $23.37 as of December 31, 2016. The MacKenzie Offer price is $9.71 per Share, or 42%, less than the Estimated Per-Share NAV, and the Purchase Price in the Offer is 39% less than the Estimated Per-Share NAV. In addition, MacKenzie will reduce the actual price paid for tendered Shares by any distributions paid on such Shares by the Company after January 31, 2018, which are currently paid at a rate of  $1.30 per year per Share. As a result, if you tender your Shares to MacKenzie, the per Share price you will actually be paid will be at least $0.216 less than the MacKenzie Offer price of  $13.66. Thus, you should expect to receive no more than $13.46 per share from MacKenzie should you tender your Shares in the MacKenzie Offer. The actual amount could be less depending on when MacKenzie accepts the tendered Shares.

•
Given the MacKenzie Offer price, the Company’s board of directors believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing the Shares at a deeply discounted price relative to their current estimated value, thereby depriving the stockholders who tender Shares in the MacKenzie Offer of the potential opportunity to realize the full long-term value of their investment in the Company.

•
In addition, the MacKenzie Offer avoids important investor protections, including the right to withdraw or rescind your tender, even if the MacKenzie Offer is extended. As a result, once MacKenzie receives it, your tender is irrevocable.

•
The Offer provides stockholders who desire immediate liquidity an alternative to the MacKenzie Offer at a 5.1% premium to the MacKenzie Offer price.

•
Unlike the MacKenzie Offer, the Offer price will not be reduced by any distributions paid on the Shares that you tender.

For a full description of the methodologies and assumptions, as well as certain qualifications, used to value the Company’s assets and liabilities in connection with the calculation of Estimated Per-Share NAV, see the Company’s Current Report on Form 8-K dated March 20, 2017 filed with the SEC. As noted therein, because the Shares are not listed on a national securities exchange and there is no established trading market for the Shares, Estimated Per-Share NAV does not represent the: (i) the price at which Shares would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her Shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of Shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, monthly distributions to stockholders and the distribution of proceeds from the sale of real estate to stockholders. The Company expects to publish a new Estimated Per-Share NAV as of December 31, 2017 on or around March 20, 2018. There can be no assurance as to whether the new Estimated Per-Share NAV will be higher or lower than the current Estimated Per-Share NAV.
If you do not wish to tender Shares in the Offer or the MacKenzie Offer, simply do not respond.
DST Systems, Inc. (“DST”), in its capacity as Depositary, Paying Agent or Information Agent for the Offer, does not make any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make his or her own decision whether to tender Shares, and if so, how many Shares to tender. Stockholders are urged to evaluate carefully all information in the Offer, the Letter of Transmittal and the Schedule TO, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K which are incorporated herein by reference and can be found in the “Investor Relations” section of our website, www.americanfinancetrust.com, and consult their own investment and tax advisors and make their own decisions whether to tender or refrain from tendering their Shares. No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or DST, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations other than those described herein must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference into this Offer to Purchase. Any representation to the contrary is a criminal offense.
Questions, requests for assistance and requests for additional copies of the Offer may be directed to DST, the Information Agent for the Offer (the “Information Agent”), by telephone toll free at 866-902-0063.
FEBRUARY 15, 2018

AMERICAN FINANCE TRUST, INC.

SUMMARY TERM SHEET
We are providing this summary term sheet for your convenience. This summary term sheet highlights the material terms of the Offer but does not describe all of the details of the Offer to the same extent described elsewhere in this Offer to Purchase. We urge you to read the entire Offer to Purchase, the Letter of Transmittal, the Instructions and the documents incorporated herein by reference because they contain the full details about the Offer and the Company. We have included references to the sections of this Offer to Purchase where you will find a more complete discussion. Except where the context suggests otherwise, the terms “we,” “us,” “our” and the “Company” refer to American Finance Trust, Inc., a Maryland corporation.
What is the purpose of the Offer?
We are making the Offer in response to the MacKenzie Offer, an unsolicited offer to stockholders commenced on February 15, 2018 by MacKenzie to purchase up to 1,000,000 shares at a price equal to $13.66 in cash, less any distributions paid by the Company after January 31, 2018 on the Shares that are tendered. The Company is making the Offer in order to deter MacKenzie and other potential future bidders that may try to exploit the illiquidity of Shares and acquire them from stockholders at prices substantially below their current Estimated Per-Share NAV. The expiration date of the MacKenzie Offer is March 22, 2018, unless extended. Please note that MacKenzie is not affiliated with the Company or its advisor, American Finance Advisors, LLC (the “Advisor”).
Because the offer price under the Offer is still well below the current Estimated Per-Share NAV of the Shares, the Company’s board of directors recommends that stockholders DO NOT tender their Shares in the Company Offer or the lower MacKenzie Offer.
In making this recommendation, we note:
•
The MacKenzie Offer price is significantly less than the current Estimated Per-Share NAV of the Shares. The Company’s board of directors approved an Estimated Per-Share NAV of  $23.37 as of December 31, 2016. The MacKenzie Offer price is $9.71 per Share, or 42%, less than the Estimated Per-Share NAV, and the Purchase Price in the Offer is 39% less than the Estimated Per-Share NAV. In addition, MacKenzie will reduce the actual price paid for tendered Shares by any distributions paid on such Shares by the Company after January 31, 2018, which are currently paid at a rate of  $1.30 per year per Share. As a result, if you tender your Shares to MacKenzie, the per Share price you will actually be paid will be at least $0.216 less than the MacKenzie Offer price of  $13.66. Thus, you should expect to receive no more than $13.46 per share from MacKenzie should you tender your Shares in the MacKenzie Offer. The actual amount could be less depending on when MacKenzie accepts the tendered Shares.

•
Given the MacKenzie Offer price, the Company’s board of directors believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing the Shares at a deeply discounted price relative to their current estimated value, thereby depriving the stockholders who tender Shares in the MacKenzie Offer of the potential opportunity to realize the full long-term value of their investment in the Company.

•
In addition, the MacKenzie Offer avoids important investor protections, including the right to withdraw or rescind your tender, even if the MacKenzie Offer is extended. As a result, once MacKenzie receives it, your tender is irrevocable.

•
The Offer provides stockholders who desire immediate liquidity an alternative to the MacKenzie Offer at a 5.1% premium to the MacKenzie Offer price.

•
Unlike the MacKenzie Offer, the Offer price will not be reduced by any distributions paid on the Shares that you tender.

For a full description of the methodologies and assumptions, as well as certain qualifications, used to value the Company’s assets and liabilities in connection with the calculation of Estimated Per-Share NAV, see the Company’s Current Report on Form 8-K dated March 20, 2017 filed with the SEC. As noted therein, because the Shares are not listed on a national securities exchange and there is no established trading market for the Shares, Estimated Per-Share NAV does not represent the: (i) the price at which Shares would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her Shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of Shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, monthly distributions to stockholders and the distribution of proceeds from the sale of real estate to stockholders. The Company expects to publish a new Estimated Per-Share NAV as of December 31, 2017 on or around March 20, 2018. There can be no assurance as to whether the new Estimated Per-Share NAV will be higher or lower than the current Estimated Per-Share NAV.
The Company’s board of directors acknowledges that each stockholder should evaluate whether to tender his or her Shares only after a review of the MacKenzie Offer and the Offer. In addition, because the Shares are not listed on a national securities exchange, and because of the limited liquidity provided by the Company’s share repurchase program (the “SRP”), which is only open in the event of death or disability, the Company’s board of directors notes that each individual stockholder should determine whether to tender based on, among other considerations, his or her liquidity needs. There can be no assurance the Company will be able to continue paying distributions at the current rate, or at all. On August 8, 2017, the Company’s application to list Shares on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “AFIN” was approved by NASDAQ, subject to the Company being in compliance with all applicable listing standards on the date it begins trading on NASDAQ. While the Company intends to list Shares at a time yet to be determined by its board of directors, there can be no assurance as to when or if the Shares will commence trading or of the price at which the Shares may trade. Moreover, there also can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the Shares.
More information about the recommendation of the Company’s board of directors with respect to the MacKenzie Offer is included in a letter to our stockholders dated February 15, 2018 and the Company’s Current Report on Form 8-K, each filed with the SEC on February 15, 2018, in response to the MacKenzie Offer. The letter has been mailed or otherwise transmitted to you along with this Offer to Purchase and can be found in the “Investor Relations” section of our website, www.americanfinancetrust.com.
How was the size and price for the Offer established?
We established the maximum number of Shares that may be purchased in this Offer by choosing the number equal to the maximum number of Shares in the MacKenzie Offer, and established the $14.35 per Share Purchase Price for this Offer by choosing a price that is higher than the MacKenzie Offer price.
Will the SRP remain open during the Offer?
No. The Company’s board of directors has suspended the SRP. We will not accept any repurchase requests under the SRP during the pendency of the Offer.
May I tender Shares in this Offer and the MacKenzie Offer?
You may not tender the same Shares in this Offer and the MacKenzie Offer. If you tender Shares in this Offer, you must represent that the tendered Shares are not encumbered, including by any obligation to transfer them, and that when the Shares are accepted for payment by us, that we will acquire good, marketable and unencumbered title to the Shares. Note that the MacKenzie Offer denies stockholders the right to withdraw or rescind their tender, even if the MacKenzie Offer is extended. As a result, once MacKenzie receives a stockholder’s tender, the tender is irrevocable. If you have already tendered Shares in the MacKenzie Offer, you are prohibited from tendering those Shares to us in this Offer. Tendering Shares in the MacKenzie Offer will invalidate your tender of Shares in this Offer and as a result the Company will not accept your tendered Shares in whole or in part.

What will be the effects of the Offer?
The purchase of Shares pursuant to the Offer will have the following effects:
•
Depending on how many Shares are purchased, the Offer will decrease the amount of cash we have available for other purposes, such as paying distributions, funding acquisitions, improvement costs or repurchases under the SRP, and paying operating and administrative expenses or continuing debt service obligations.

•
Purchases of Shares pursuant to the Offer will increase the proportionate interest of stockholders that do not tender their Shares.

•
Stockholders who tender all of their Shares will give up the opportunity to participate in any potential future benefits from owning Shares, including the right to receive any future distributions that we may pay and any future increases in the value of the Shares.

Our purchases of Shares pursuant to the Offer will not result in the deregistration of our Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “The Offer — Section 8.”
How many Shares will the Company purchase? What will be the form of payment?
We are offering to purchase for cash up to 1,000,000 Shares at a purchase price equal to $14.35 per Share, or $14.35 million in the aggregate, subject to the terms and conditions of the Offer. In accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. Properly tendering Shares assures you that at least a portion of your Shares will be purchased so long as we purchase Shares under the Offer (subject to provisions relating to “odd lot” priority and proration described in “The Offer — Section 1”).
We will announce the preliminary results of the Offer through an amendment to the Schedule TO, including the expected proration factor, and pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Shares we accept for payment promptly after the Expiration Date. If we are required to pro rate, we will need to calculate the final proration factor and begin paying for Shares accepted for payment.
We will pay for Shares that are properly tendered and not properly withdrawn by depositing the Purchase Price in cash with DST, the Paying Agent for the Offer (the “Paying Agent”), which will act as your agent for the purpose of receiving payments from us and transmitting payments to you. In all cases, payment for tendered Shares will be made only after timely receipt by DST in its capacity as the Depositary for the Offer (the “Depositary”) of a properly completed and duly executed Letter of Transmittal and any required signature guarantees and other documents required by the Letter of Transmittal.
Subject to applicable law, we reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the number of Shares sought in the Offer. The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions. See “The Offer — Section 1” and “— Section 2.”
If I tender my Shares, and the Company accepts the Shares I tender, will I receive distributions accrued before my Shares are accepted?
Shares purchased in the Offer will not be eligible to receive distributions except for any distributions declared to stockholders of record on a date prior to the date that we accept those Shares for payment. In addition, MacKenzie will reduce the actual price paid for tendered Shares by any distributions paid on such Shares by the Company after January 31, 2018, which are currently paid at a rate of  $1.30 per year per Share. As a result, if you tender your Shares to MacKenzie, the per Share price you will actually be paid will be at least $0.216 less than the MacKenzie Offer price of  $13.66. Thus, you should expect to receive no more than $13.46 per share from MacKenzie should you tender your Shares in the MacKenzie Offer. The actual amount could be less depending on when MacKenzie accepts the tendered Shares. Unlike the MacKenzie Offer, the Offer price will not be reduced by any distributions paid on the Shares that you tender. See “The Offer — Section 13” for further information regarding our distribution policy.

What if I participate in the Company’s DRIP and want to tender all of my Shares?
If you are a participant in the Company’s distribution reinvestment plan (the “DRIP”), any Shares that are issued through the DRIP prior to the Expiration Date will be tendered if you indicate on the Letter of Transmittal that you elect to tender ALL of your Shares and we accept all of your Shares for payment in the Offer.
Note that even if you tender all of your Shares, we may not accept all of them for payment. If the Offer is oversubscribed, we will prorate the number of Shares we purchase from tendering stockholders (other than stockholders who receive “odd lot” priority treatment).
Please also note that, if you tender all of your Shares and we accept all of your Shares for payment, any distributions that are accrued on those Shares prior to the Expiration Date will be paid in cash. If we do not accept all of your Shares for payment, distributions that are accrued on any of your Shares prior to the Expiration Date, including tendered Shares that are accepted by us for payment, will be reinvested in Shares pursuant to the DRIP.
What if stockholders tender more than 1,000,000 Shares?
If more than 1,000,000 Shares are properly tendered and not properly withdrawn, we will purchase Shares on the following basis:
•
First, we will purchase all the Shares properly tendered and not properly withdrawn by any “Odd Lot Holder” (a stockholder of less than 100 Shares) who tenders all of that holder’s Shares; and

•
Second, after the purchase of all the Shares properly tendered by Odd Lot Holders, we will purchase all other Shares properly tendered on a pro rata basis with appropriate adjustments to avoid the purchase of fractional Shares.

In addition, in accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. This could result in the number of Shares accepted for payment in the Offer increasing by up to approximately 2.1 million Shares.
Because of the proration and “odd lot” priority provisions described in this Offer to Purchase, it is possible that we will not purchase all of the Shares that you tender.
If the Offer is oversubscribed, and you are not an Odd Lot Holder, the amount of Shares that we purchase from you will be prorated.
If we are required to pro rate, the Paying Agent will determine the proration factor promptly following the Expiration Date. The proration factor will be based on the ratio of  (i) 1,000,000 (or, if we increase the number of Shares accepted for payment in the Offer as described above, the increased aggregate number of Shares to be purchased pursuant to the Offer) minus the aggregate number of Shares to be purchased from Odd Lot Holders to (ii) the total number of Shares properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). The number of Shares accepted for purchase for each stockholder (other than Odd Lot Holders) will equal the number of Shares validly tendered by each stockholder multiplied by the proration factor, with appropriate adjustments to avoid the purchase of fractional Shares.
Notwithstanding the difficulty in determining the number of Shares properly tendered and not withdrawn and the odd lot procedure described above, we will announce the final proration factor and commence payment for any Shares purchased pursuant to the Offer promptly. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
Because of the proration provisions described in this Offer to Purchase, it is possible that we will not purchase all the Shares that you tender. If the Offer is oversubscribed, the amount we purchase from you will be prorated. The number of Shares that we will purchase from a stockholder pursuant to the Offer may affect the U.S. federal income tax consequences to the stockholder of the purchase and, therefore, may be relevant to a stockholder’s decision whether to tender Shares. Each stockholder should consult with their tax advisor to evaluate the tax consequences of tendering or selling Shares in the Offer. See “The Offer —  Section 16.”
If I own fewer than 100 Shares and I tender all of my Shares, will I be subject to proration?
If you own beneficially or of record fewer than 100 Shares in the aggregate, you will not be subject to proration if: (1) you properly tender all of these Shares, (2) you do not properly withdraw them before the Expiration Date, and (3) you complete the Letter of Transmittal included with this Offer to Purchase and the Odd Lot Certification Form. See “The Offer — Section 1.”
How do I tender Shares that are registered in my name?
If you would like for us to purchase all or a portion of your Shares that are registered in your name, you must properly complete and sign the Letter of Transmittal enclosed herein according to its Instructions and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to DST in its capacity as the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal.
Unless the Offer is extended, the completed and executed Letter of Transmittal must be received before the Expiration Date. See “The Offer — Section 2.”
How do I tender Shares that I hold through a broker, dealer, commercial bank, trust company, custodian or other nominee?
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal which do not conform with the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and the signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline. See “The Offer — Section 2.”
Will I be notified of any defects in the documents I submit?
To the extent practicable, the Company and DST will attempt to give notice of any defects or irregularities in tenders, provided, however, that none of the Company, DST or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. Any notice given will be in the form of a letter. The Company will not be liable for failure to waive any condition of the Offer or for any defect or irregularity in any tender of Shares. Therefore, we encourage stockholders to carefully complete their tender materials and submit them as early as possible after they have considered the information in this Offer to Purchase, so that they will have as much time as possible prior to the Expiration Date to correct any defects or irregularities in their tenders. See “The Offer — Section 2.”
What will happen to my fractional Shares in connection with the Offer?
If you are tendering all of your Shares and the Offer is not over-subscribed or, even if oversubscribed, you are an Odd Lot Holder tendering all of your Shares, we will purchase your properly tendered Shares, including any fractional Share, pursuant to the terms and subject to the conditions of the Offer. If you tender less than all of your Shares by writing in a number of Shares on the Letter of Transmittal that represents less than all of the whole Shares you own at the time that you submit your Letter of Transmittal, any fractional Share that you own will not be tendered. See “The Offer — Section 9.”
Will I have to pay brokerage fees and commissions if I tender my Shares?
No, if you are the holder of record of your Shares and you tender your Shares directly, you will not incur any brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company, custodian or other nominee and that person tenders Shares on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company, custodian or other nominee to determine whether any charges will apply.
What is the accounting treatment of the Offer for the Company?
The purchase of Shares pursuant to the Offer will reduce our stockholders’ equity and our total cash in an amount equal to the aggregate Purchase Price of the Shares purchased.
Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?
We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body required for us to acquire the Shares pursuant to the Offer. We intend, however, to seek any approvals or make any notice filings that may be required. We may be required to delay the acceptance for payment of, or payment for, Shares tendered in the Offer pending receipt of any approval or other action. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See “The Offer — Section 6” and “— Section 15.”
Must I tender all of my Shares to participate in the Offer?
No. Subject to the conditions described herein for Odd Lot Holders, you may tender all of your Shares, a portion of your Shares or none of your Shares. You are able to tender your Shares regardless of how long you have owned them. See “The Offer — Section 3.”
When will the Offer expire? Can the Offer be extended? How will I be notified if the Offer period is extended?
You may tender your Shares until the Offer expires on the Expiration Date, which is March 27, 2018 unless extended by us. We may choose to extend the Offer period for any reason. If we extend the Offer period, we will make a public announcement no later than 9:00 a.m. Eastern Time on the next business day after the previously scheduled Expiration Date. We cannot assure you that the Offer will be extended or, if extended, for how long it will be extended. See “The Offer — Section 1” and “— Section 7.”
Will there be any tax consequences to me if I tender my Shares?
Yes. If we accept your tender of Shares, you will be treated as either having sold or exchanged those Shares in a taxable transaction or, under certain circumstances, as having received a distribution with respect to those Shares that is treated as a dividend to the extent it is paid out of our current or accumulated earnings and profits. You should consult your tax advisor regarding the tax consequences of tendering your Shares. See “The Offer — Section 16.”
May I withdraw my tendered Shares?
Yes. You may withdraw any or all Shares tendered at any time prior to the Expiration Date. To withdraw your tendered Shares, you must either (i) call 866-902-0063 or (ii) properly submit a written notice of withdrawal (a “Withdrawal Letter”) and deliver it, together with any required signature guarantees and any other required documents, to the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal. Please note that a Withdrawal Letter delivered via a method of delivery other than U.S. mail or overnight courier service will not be accepted. See “The Offer — Section 4.”
How will the Company pay for the Shares?
Assuming that we purchase 1,000,000 Shares at $14.35 per Share, the cost to us will be $14.35 million in the aggregate, subject to our ability to increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares (resulting in a commensurate increase in the aggregate cost to us by up to approximately $30.2 million) without amending or extending the Offer in accordance with rules promulgated by the SEC. Assuming that we do not increase the number of Shares accepted for payment, we expect that the maximum aggregate cost of these purchases, including all fees and expenses applicable to the Offer, will be approximately $200,000. As of December 31, 2017, we had $107.7 million of cash and cash equivalents plus $19.6 million of restricted cash. On January 29, 2018, we repurchased $9.7 million of shares through the SRP. We intend to fund the purchase of Shares in the Offer and pay related costs using our available cash (which does not include restricted cash). See “The Offer — Section 12.”
What are the most significant conditions to the Offer?
Our obligation to accept for payment and pay for your tendered Shares depends upon a number of conditions that must be satisfied or waived on or prior to the Expiration Date, including but not limited to:
•
no threatened or pending action, suit or proceeding by any third-party, including any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly:

•
challenges or seeks to challenge, makes illegal, or delays or otherwise directly or indirectly restrains, prohibits or otherwise affects our making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or any other matter relating to the Offer, or seeks to obtain any material damages or otherwise relates to the transactions contemplated by the Offer;

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in our reasonable judgment, could be expected to materially and adversely affect our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or prospects, taken as a whole, or otherwise materially impair in any way our ability to purchase some or all of the Shares pursuant to the Offer;

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makes our purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal, or otherwise restricts or prohibits consummation of the Offer; or

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materially impairs the contemplated benefits to us of the Offer;

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no change in the general political, market, economic or financial conditions, domestically or internationally, that could reasonably be expected to materially and adversely affect our business or prospects or the benefits to us of the Offer, including, but not limited to, the following:

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any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market;

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the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

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the commencement or escalation of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States;

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any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect the extension of credit by banks or other lending institutions in the United States;

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a change in the tax law or regulations, the effect of which, in our reasonable judgment, would be to materially change the tax consequences of the Offer in any manner that would reasonably be expected to materially and adversely affect us; or

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in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

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no tender or exchange offer for any or all Shares (other than the Offer and the MacKenzie Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or our subsidiaries, has been proposed, announced or commenced by any person or has been publicly disclosed and we have not entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business;

•
we learn that:

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any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC has acquired or proposes to acquire, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer), beneficial ownership of an additional 2% or more of our outstanding Shares; or

•
any new group has been formed that beneficially owns more than 5% of our outstanding Shares (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause);

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no person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any Shares, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our respective assets or securities;

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no action has been taken and no statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us by any court, government or governmental agency or other regulatory or administrative authority, domestic or foreign, which, in our reasonable judgment:

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indicates that any approval or other action of any such court, agency or authority may be required in connection with the Offer or the purchase of Shares thereunder;

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could reasonably be expected to prohibit, restrict or delay consummation of the Offer; or

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otherwise could reasonably be expected to materially adversely affect our business or prospects, or the benefits to us of the Offer;

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no change or changes have occurred in our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or future business prospects that, in our reasonable judgment, has or have a material adverse effect on our business or prospects, or the benefits to us of the Offer;

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no approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

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we shall have determined that the consummation of the Offer and the purchase of the Shares may cause the Shares to be held of record by less than 300 persons.

In addition, if completing the Offer on its current or amended terms, or at all, may cause us to fail to qualify for taxation as a real estate investment trust for U.S. federal income tax purposes (“REIT”), we may terminate or amend the Offer or postpone the acceptance of Shares for payment.
If any of the conditions referred to above is not satisfied, we may:
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terminate the Offer and return all tendered Shares to the tendering stockholders;

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extend the Offer and, subject to withdrawal rights as set forth in “The Offer — Section 4,” retain all of the tendered Shares until the expiration of the Offer as so extended;

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waive the condition and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares validly tendered and not withdrawn prior to the Expiration Date; or

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delay acceptance for payment or payment for Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. The Offer is not conditioned upon on any minimum number of Shares being tendered.
May you amend or terminate the Offer?
Yes, we may amend or terminate the Offer subject to the conditions to the Offer. The Offer is not conditioned upon the tender of any minimum number of Shares. We are not required to accept or pay for any Shares tendered unless the conditions to the Offer have been met. See “The Offer — Section 6” and “— Section 7.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The Offer contains certain forward-looking statements and information relating to us that are based on current expectations, estimates, forecasts and projections and our management’s beliefs and assumptions about us, our future performance and our business, including statements about the Offer. These statements include, but are not limited to, statements about our strategies, plans, objectives, expectations, intentions, expenditures, and assumptions and other statements contained in the Offer that are not statements of historical fact. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with broker dealers or due diligence firms in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “believe,” “estimate,” “expect,” “anticipate,” “intend,” “outlook,” “could,” “target,” “seek,” “should,” “may,” “assume,” “continue,” “plan” and “project” and as well as variations of such words and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are not guarantees and involve certain risks, uncertainties and assumptions, including the fulfillment of the conditions to this Offer, that make the future difficult to predict. Actual results may not conform to, and may differ materially from, our expectations, intentions and predictions. We describe risks, uncertainties and assumptions that could affect our ability to execute our strategy, our future financial condition and the outcome or results of operations in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, which may be added to, or revised by, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Except as required by applicable law, we neither intend to nor assume any obligation to update these forward- looking statements, which speak only as of the respective dates on which they were made. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements.

THE OFFER
1.
Price; Number of Shares; Expiration Date; Proration

Subject to the terms and conditions of the Offer, we will purchase for cash up to 1,000,000 Shares which are properly tendered and not properly withdrawn prior to the Expiration Date at a purchase price equal to $14.35 per Share in cash, or $14.35 million in the aggregate. We reserve the right to extend the Offer (see Section 7). In addition, in accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. This could result in the number of Shares accepted for payment in the Offer increasing by up to approximately 2.1 million Shares.
We are making the Offer in response to the MacKenzie Offer commenced on February 15, 2018 by MacKenzie to purchase up to 1,000,000 shares at a price equal to $13.66 in cash, less any distributions paid by the Company after January 31, 2018 on the Shares that are tendered. The Company is making the Offer in order to deter MacKenzie and other potential future bidders that may try to exploit the illiquidity of Shares and acquire them from stockholders at prices substantially below their current Estimated Per-Share NAV. The expiration date of the MacKenzie Offer is March 22, 2018, unless extended. Please note that MacKenzie is not affiliated with the Company or its Advisor (the “Advisor”).
Because the offer price under the Offer is still well below the current Estimated Per-Share NAV of the Shares, the Company’s board of directors recommends that stockholders DO NOT tender their Shares in the Company Offer or the lower MacKenzie Offer.
In making this recommendation, we note:
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The MacKenzie Offer price is significantly less than the current Estimated Per-Share NAV of the Shares. The Company’s board of directors approved an Estimated Per-Share NAV of  $23.37 as of December 31, 2016. The MacKenzie Offer price is $9.71 per Share, or 42%, less than the Estimated Per-Share NAV, and the Purchase Price in the Offer is 39% less than the Estimated Per-Share NAV. In addition, MacKenzie will reduce the actual price paid for tendered Shares by any distributions paid on such Shares by the Company after January 31, 2018, which are currently paid at a rate of  $1.30 per year per Share. As a result, if you tender your Shares to MacKenzie, the per Share price you will actually be paid will be at least $0.216 less than the MacKenzie Offer price of  $13.66. Thus, you should expect to receive no more than $13.46 per share from MacKenzie should you tender your Shares in the MacKenzie Offer. The actual amount could be less depending on when MacKenzie accepts the tendered Shares.

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Given the MacKenzie Offer price, the Company’s board of directors believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing the Shares at a deeply discounted price relative to their current estimated value, thereby depriving the stockholders who tender Shares in the MacKenzie Offer of the potential opportunity to realize the full long-term value of their investment in the Company.

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In addition, the MacKenzie Offer avoids important investor protections, including the right to withdraw or rescind your tender, even if the MacKenzie Offer is extended. As a result, once MacKenzie receives it, your tender is irrevocable.

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The Offer provides stockholders who desire immediate liquidity an alternative to the MacKenzie Offer at a 5.1% premium to the MacKenzie Offer price.

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Unlike the MacKenzie Offer, the Offer price will not be reduced by any distributions paid on the Shares that you tender.

For a full description of the methodologies and assumptions, as well as certain qualifications, used to value the Company’s assets and liabilities in connection with the calculation of Estimated Per-Share NAV, see the Company’s Current Report on Form 8-K dated March 20, 2017 filed with the SEC. As noted therein, because the Shares are not listed on a national securities exchange and there is no established trading market for the Shares, Estimated Per-Share NAV does not represent the: (i) the price at which Shares would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her Shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of Shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, monthly distributions to stockholders and the distribution of proceeds from the sale of real estate to stockholders. The Company expects to publish a new Estimated Per-Share NAV as of December 31, 2017 on or around March 20, 2018. There can be no assurance as to whether the new Estimated Per-Share NAV will be higher or lower than the current Estimated Per-Share NAV.
The Company’s board of directors acknowledges that each stockholder should evaluate whether to tender his or her Shares only after a review of the MacKenzie Offer and the Offer. In addition, because the Shares are not listed on a national securities exchange, and because of the limited liquidity provided by the Company’s share repurchase program (the “SRP”), which is only open in the event of death or disability, the Company’s board of directors notes that each individual stockholder should determine whether to tender based on, among other considerations, his or her liquidity needs. There can be no assurance the Company will be able to continue paying distributions at the current rate, or at all. On August 8, 2017, the Company’s application to list Shares on NASDAQ under the symbol “AFIN” was approved by NASDAQ, subject to the Company being in compliance with all applicable listing standards on the date it begins trading on NASDAQ. While the Company intends to list Shares at a time yet to be determined by its board of directors, there can be no assurance as to when or if the Shares will commence trading or of the price at which the Shares may trade. Moreover, there also can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the Shares.
More information about the recommendation of the Company’s board of directors with respect to the MacKenzie Offer is included in a letter to our stockholders dated February 15, 2018 and the Company’s Current Report on Form 8-K, each filed with the SEC on February 15, 2018, in response to the MacKenzie Offer. The letter has been mailed or otherwise transmitted to you along with this Offer to Purchase and can be found in the “Investor Relations” section of our website, www.americanfinancetrust.com.
Because of the “odd lot” priority and proration provisions described herein, all Shares properly tendered and not properly withdrawn may not be purchased if more than 1,000,000 Shares are properly tendered and not properly withdrawn.
If a Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.
Although the Company’s board of directors has approved the Offer, the Company’s board of directors unanimously recommends that stockholders NOT tender their Shares pursuant to the Offer. DST, in its capacity as Depositary, Paying Agent or Information Agent for the Offer, does not make any recommendation to stockholders as to whether to tender or refrain from tendering their Shares. Each stockholder must make his or her own decision whether to tender Shares, and if so, how many Shares to tender. Stockholders are urged to evaluate carefully all information in the Offer, the Letter of Transmittal and the Schedule TO, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, which are incorporated herein by reference and can be found in the “Investor Relations” section of our website, www.americanfinancetrust.com, and consult their own investment and tax advisors and make their own decisions whether to tender or refrain from tendering their Shares.
No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or DST, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference into this Offer to Purchase. Any representation to the contrary is a criminal offense.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to certain conditions. See Section 6.
Subject to the applicable rules and regulations of the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, (b) to increase or decrease the aggregate cost to us of the Shares sought in the Offer, (c) to amend the Offer prior to the Expiration Date, and (d) on the basis of any of the conditions specified in Section 6 prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably calculated to inform them of the change in compliance with Rule 13e-4(e)(3) under the Exchange Act. In the case of an extension of the Offer, we will make a public announcement no later than 9:00 a.m. Eastern Time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) under the Exchange Act.
If we (i) increase or decrease the Shares, (ii) increase the maximum number of Shares that we may purchase in the Offer by more than 2% of our outstanding Shares or (iii) decrease the number of Shares that we may purchase in the Offer, then the Offer must remain open for at least ten (10) business days following the date that notice of the increase or decrease is first published, sent or given.
Stockholders properly tendering Shares can expect to have at least a portion of their Shares purchased if any Shares are purchased pursuant to the Offer (subject to provisions relating to “odd lot” priority and proration described herein).
The Company will not accept or pay for any Shares that are subject to, and all Shares tendered in the Offer must be free and clear of, any liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever. The Company will acquire all rights and benefits arising from any Shares that it accepts and pays for in the Offer, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of the tendered Shares to stockholders of record on or prior to the date on which the Shares are accepted for payment pursuant to the Offer will be for the account of the tendering stockholder(s).
Priority of Purchases.
Upon the terms and subject to the conditions of the Offer (including the “odd lot” priority and proration provisions), if more than 1,000,000 Shares are properly tendered and not properly withdrawn prior to the Expiration Date, we will:
First, purchase all Shares tendered by any Odd Lot Holder who: (1) properly completes and submits the Letter of Transmittal and the Odd Lot Certification Form included with this Offer to Purchase, and (2) properly tenders all Shares owned beneficially or of record by the Odd Lot Holder and does not properly withdraw this tender (note: tenders of less than all of the Shares owned by an Odd Lot Holder will not qualify for this preference).
Second, purchase all other Shares properly tendered and not properly withdrawn on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, as described below, until we have purchased up to 1,000,000 Shares; provided that we may increase the number of Shares purchased by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer which, if we do so, could result in the number of Shares accepted for payment in the Offer increasing by up to approximately 2.1 million Shares.
Odd Lots.   The terms “odd lot” and “Odd Lot Holder” refer to persons who are record or beneficial owners of a total of fewer than 100 Shares. All Shares properly tendered prior to the Expiration Date by an Odd Lot Holder who is tendering all Shares owned by that Odd Lot Holder will be purchased by us in the Offer if they are not properly withdrawn. This will be the case even if the Offer is oversubscribed and other tendering stockholders have the amount of their tendered Shares prorated. Odd Lot Holders should certify their status in the appropriate place on the Odd Lot Certification Form included with this Offer to Purchase. To qualify for this preference, an Odd Lot Holder must tender all Shares owned by the Odd Lot Holder in accordance with the procedures described in Section 2. This preference is not available to partial tenders or to beneficial or record holders of 100 or more Shares in the aggregate, even if these holders have separate accounts holding fewer than 100 Shares. Any Odd Lot Holder wishing to tender all of his or her Shares pursuant to the Offer should complete the Letter of Transmittal and the Odd Lot Certification Form included with this Offer to Purchase.
Proration.   If we are required to pro rate, the Paying Agent will determine the proration factor promptly following the Expiration Date. The proration factor will be based on the ratio of (i) 1,000,000 (or, if we increase the number of Shares accepted for payment in the Offer as described above, the increased aggregate number of Shares to be purchased pursuant to the Offer) minus the aggregate number of Shares to be purchased from Odd Lot Holders to (ii) the total number of Shares properly tendered and not properly withdrawn by all stockholders (other than Odd Lot Holders). The number of Shares accepted for purchase for each stockholder (other than Odd Lot Holders) will equal the number of Shares validly tendered by each stockholder multiplied by the proration factor, with appropriate adjustments to avoid the purchase of fractional Shares.
Notwithstanding any potential difficulty in determining the number of Shares properly tendered and not withdrawn and the odd lot procedure provisions described above, we will announce the final proration factor and commence payment for any Shares purchased pursuant to the Offer promptly following the Expiration Date. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
2.
Procedures for Tendering Shares

If your Shares are registered in your name (for example, you are an individual who is the record and beneficial owner of the Shares) and you would like to tender all or a portion of your Shares, you must properly complete and sign the enclosed Letter of Transmittal and deliver it, together with any required signature guarantees and other documents required by the Letter of Transmittal, to the Depositary at the appropriate address provided on the “Important Instructions and Information” page accompanying the Letter of Transmittal.
Odd Lot Holders must tender all of their Shares and also complete the Letter of Transmittal included with this Offer to Purchase to qualify for the preferential treatment available to Odd Lot Holders as described in Section 1. Odd Lot Holders should also complete the Odd Lot Certification Form included with this Offer to Purchase.
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf. This requirement will be strictly followed, and Letters of Transmittal which do not conform with the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.
If you are a broker, dealer, commercial bank, trust company, custodian or other nominee tendering Shares on behalf of your client, you must properly complete and sign the enclosed Letter of Transmittal and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the appropriate address provided on the “Important Instructions and Information” page accompanying the Letter of Transmittal and the Instructions.

Shares will be deemed delivered only when all required documentation, properly completed and executed, is received by the Depositary. Please note that a Letter of Transmittal delivered via a method of delivery not specified in the Letter of Transmittal will not be accepted. The only acceptable methods of delivery of the Letter of Transmittal are those set forth in the Letter of Transmittal. Hand delivery is not among the acceptable methods set forth in the Letter of Transmittal. The method of delivery of any documents is at the election and complete risk of the stockholder tendering Shares. A completed and executed Letter of Transmittal must be received by the Depositary before 11:59 p.m. Eastern Time on the Expiration Date. You should allow sufficient time to ensure timely delivery. If you choose to use the U.S. Postal Service, you may want to consider using registered or certified priority mail with return receipt requested.
In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt of a properly completed and duly executed Letter of Transmittal, including any other documents required by the Letter of Transmittal.
Signature Guarantees and Method of Delivery. No signature guarantee is required if:
•
the Letter of Transmittal is signed by the registered holder of the Shares tendered; or

•
Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17-Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after receipt of a properly completed and duly executed Letter of Transmittal, including any required signature guarantees, and any other documents required by the Letter of Transmittal.
U.S. Federal Backup Withholding.   Under the U.S. federal backup withholding rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. stockholder (as defined in Section 16) pursuant to the Offer must be withheld and remitted to the Internal Revenue Service (the “IRS”), unless the tendering stockholder or other payee provides its taxpayer identification number (i.e., its employer identification number or social security number) to the Paying Agent (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Any tendering stockholder that is a U.S. stockholder who has not previously provided an IRS Form W-9 to DST should complete and sign an IRS Form W-9 (which may be obtained on the IRS website (www.irs.gov)) so as to provide the information and certification necessary to avoid U.S. federal backup withholding, unless the stockholder otherwise establishes to the satisfaction of the Paying Agent that the stockholder is not subject to such backup withholding. If a U.S. stockholder does not provide the Paying Agent with the correct taxpayer identification number, the U.S. stockholder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.
Certain “exempt recipients” (including, among others, all corporations and certain non-U.S. persons) are not subject to U.S. federal backup withholding. In order for a non-U.S. person to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)), signed under penalties of perjury, attesting to that stockholder’s exempt status.
Stockholders are urged to consult with their tax advisor regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding and the procedure for obtaining any applicable exemption.
For a more complete discussion of material U.S. federal income tax consequences related to the Offer, see “The Offer — Section 16.
Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects.   All questions as to the number of Shares to be accepted and the validity, form eligibility, including time of receipt, and acceptance for payment of any tender of Shares will be determined by the

Company, in its sole discretion. Any such determination will be final and binding on all parties except as may be finally determined in a subsequent judicial proceeding challenging the Company’s determination. The Company reserves the absolute right to reject any or all tenders of Shares that it determines are not in proper form or the acceptance for payment of or payment for Shares which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer prior to the Expiration Date and to waive any defect or irregularity in any tender with respect to any particular Share, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. To the extent practicable, the Company and DST will give notice of any defects or irregularities in tenders, provided, however, that none of the Company, DST or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice. Any notice given will be in the form of a letter. We strongly encourage stockholders to submit completed tender materials as early as possible after they have properly considered the information in this Offer to Purchase, so that they will have as much time as possible prior the Expiration Date to correct any defects or irregularities in the materials they provide to us.
Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. Under Rule 14e-4 promulgated under the Exchange Act, no person acting alone or in concert with others may directly or indirectly tender Shares for the person’s own account unless, at the time of tender and at the end of the proration period or period during which Shares are accepted by lot, the person has a “net long position” ( i.e., more Shares held in long positions than in short positions) in a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered the Shares for the purpose of tendering to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (i) the stockholder has a “net long position” in a number of Shares or “equivalent securities” at least equal to the Shares being tendered within the meaning of Rule 14e-4 and (ii) the tender of Shares complies with Rule 14e-4. Our acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer (including the “odd lot” and proration provisions).
3.
Amount of Tenders

Stockholders may tender all of their Shares or a portion of their Shares specified as a number of Shares that is less than all of their Shares. A stockholder will be able to tender his or her Shares to us for purchase regardless of when the stockholder first purchased the Shares.
4.
Withdrawal Rights

Stockholders may withdraw Shares tendered at any time prior to 11:59 p.m. Eastern Time on the Expiration Date. We will not accept any Shares for payment prior to that time. Stockholders may also withdraw Shares tendered at any time on or after March 27, 2018, if their Shares have not been accepted for payment prior to that time.
For withdrawal to be effective, stockholders must either (i) call 866-902-0063, or (ii) send a Withdrawal Letter by mail or overnight courier service and timely received by the Depositary at the appropriate address shown on the “Important Instructions and Information” page accompanying the Letter of Transmittal. Any such Withdrawal Letter must specify the name of the person who tendered the Shares to be withdrawn, must specify the identity and quantity of Shares to be withdrawn, and must be signed by the person(s) who signed the Letter of Transmittal in the same manner as the Letter of Transmittal was signed. You should allow sufficient time to ensure timely delivery of your Withdrawal Letter. If you choose to use the U.S. Postal Service, you may want to consider using registered or certified priority mail with return receipt requested.
Withdrawals may not be rescinded, and Shares properly withdrawn will thereafter be deemed not validly tendered. However, withdrawn Shares may be retendered again by following one of the procedures described in Section 2 at any time before the Expiration Date.

The Company will determine, in its sole discretion, all questions as to the form and validity (including time of receipt) of any Withdrawal Letter, and our determination shall be final and binding, subject to each tendering stockholder’s right to bring any dispute with respect thereto before a court of competent jurisdiction. None of the Company, its affiliates, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in any Withdrawal Letter or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.
5.
Purchase and Payment for Tendered Shares

Upon the terms and subject to the conditions of the Offer, following the Expiration Date, we will accept for payment up to 1,000,000 Shares at a purchase price of  $14.35 per Share, or $14.35 million in the aggregate, that are properly tendered and not properly withdrawn prior to the Expiration Date. For purposes of the Offer, we will be deemed to have accepted for payment, subject to the “odd lot” priority and proration, Shares that are properly tendered and not properly withdrawn only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of tendered Shares for payment.
We will pay for Shares purchased pursuant to the Offer by depositing the aggregate Purchase Price for the Shares with the Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting payment to the tendering stockholders.
If we are required to pro rate, the Paying Agent will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. Proration for each stockholder tendering Shares will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by the stockholder to the total number of Shares properly tendered and not properly withdrawn by all stockholders.
Notwithstanding any potential difficulty in determining the number of Shares properly tendered and not withdrawn and the odd lot procedure provisions described above, we will announce the final proration factor and commence payment for any Shares purchased pursuant to the Offer promptly following the Expiration Date. The preliminary results of any proration will be announced through publicly filing an amendment to the Schedule TO as promptly as practicable after the Expiration Date.
Under no circumstances will we pay interest on the Purchase Price even if there is a delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Shares pursuant to the Offer. For example, the Offer is subject to certain conditions. See Section 6.
We will purchase 1,000,000 Shares if the Offer is fully subscribed, which would represent approximately 1.0% of the issued and outstanding Shares as of February 13, 2018. We may increase the number of Shares accepted for payment in the Offer by no more than 2% of the outstanding Shares without amending or extending the Offer. If we do so, the number of Shares accepted for payment in the Offer will increase by up to approximately 2.1 million Shares.
If more than 1,000,000 Shares are duly tendered prior to 11:59 p.m. Eastern Time on the Expiration Date and proration is required as described in Section 1, we will not pay for any Shares tendered until after the final proration has been completed. We will deduct all transfer taxes, if any, payable on the transfer to us of the Shares purchased pursuant to the Offer.
6.
Conditions of the Offer

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and we may terminate or amend the Offer or postpone the acceptance for payment of, or the purchase of and the payment for, Shares tendered (subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer), if at any time on or after the commencement of the Offer and before the Expiration Date any of the following events has occurred (or are determined by us, in our reasonable judgment, to have occurred) that, in our reasonable judgment, regardless of the circumstances giving rise to the event or events, makes it inadvisable to proceed with the Offer or with the acceptance for payment for the Shares tendered in the Offer:

•
any threatened or pending action, suit or proceeding by any third-party, including any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency or other tribunal shall have been instituted or shall be pending, or we have received notice of any such action, that directly or indirectly:

•
challenges or seeks to challenge, makes illegal, or delays or otherwise directly or indirectly restrains, prohibits or otherwise affects our making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or any other matter relating to the Offer, or seeks to obtain any material damages or otherwise relates to the transactions contemplated by the Offer;

•
in our reasonable judgment, could be expected to materially and adversely affect our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or prospects, taken as a whole, or otherwise materially impair in any way our ability to purchase some or all of the Shares pursuant to the Offer;

•
makes our purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal, or otherwise restricts or prohibits consummation of the Offer; or

•
materially impairs the contemplated benefits to us of the Offer;

•
any change in the general political, market, economic or financial conditions, domestically or internationally, that could reasonably be expected to materially and adversely affect our business or prospects or the benefits to us of the Offer, including, but not limited to, the following:

•
any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market;

•
the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•
the commencement or escalation of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States;

•
any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, could materially affect the extension of credit by banks or other lending institutions in the United States;

•
a change in the tax law or regulations, the effect of which, in our reasonable judgment, would be to materially change the tax consequences of the Offer in any manner that would reasonably be expected to materially and adversely affect us; or

•
in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•
a tender or exchange offer for any or all Shares (other than the Offer and the MacKenzie Offer), or any merger, acquisition, business combination or other similar transaction with or involving us or our subsidiaries, has been proposed, announced or commenced by any person or has been publicly disclosed and we have not entered into a definitive agreement or an agreement in principle with any person with respect to a merger, business combination or other similar transaction, other than in the ordinary course of business;

•
we learn that:

•
any entity, group or person who has filed a Schedule 13D or Schedule 13G with the SEC has acquired or proposes to acquire, whether through the acquisition of stock, the formation of a group, the grant of any option or right, or otherwise (other than by virtue of the Offer), beneficial ownership of an additional 2% or more of our outstanding Shares; or

•
any new group has been formed that beneficially owns more than 5% of our outstanding Shares (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause);

•
any person, entity or group has filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any Shares, or has made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our respective assets or securities;

•
any action has been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us by any court, government or governmental agency or other regulatory or administrative authority, domestic or foreign, which, in our reasonable judgment:

•
indicates that any approval or other action of any such court, agency or authority may be required in connection with the Offer or the purchase of Shares thereunder;

•
could reasonably be expected to prohibit, restrict or delay consummation of the Offer; or

•
otherwise could reasonably be expected to materially adversely affect our business or prospects, or the benefits to us of the Offer;

•
any change or changes have occurred in our business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), income, operations, results of operations or future business prospects that, in our reasonable judgment, has or have a material adverse effect on our business or prospects, or the benefits to us of the Offer;

•
any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the Offer shall not have been obtained on terms satisfactory to us in our reasonable discretion; or

•
we shall have determined that the consummation of the Offer and the purchase of the Shares may cause the Shares to be held of record by less than 300 persons.

In addition, if completing the Offer on its current or amended terms, or at all, may cause us to fail to qualify for taxation as a REIT, we may terminate or amend the Offer or postpone the acceptance of Shares for payment.
If any of the conditions referred to above is not satisfied, we may:
•
terminate the Offer and return all tendered Shares to the tendering stockholders;

•
extend the Offer and, subject to withdrawal rights as set forth in Section 4, retain all of the Shares until the expiration of the Offer as so extended;

•
waive the condition and, subject to any requirement to extend the period of time during which the Offer is open, purchase all of the Shares validly tendered and not withdrawn prior to the Expiration Date; or

•
delay acceptance for payment or payment for Shares, subject to applicable law, until satisfaction or waiver of the conditions to the Offer.

The conditions referred to above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition (other than any action or omission to act by us), and may be waived by us, in whole or in part, at any time and from time to time in our reasonable discretion until the Offer shall have expired or been terminated. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time until the Offer shall have expired or been terminated. However, once the Offer has expired, then all of the conditions to the Offer must have been satisfied or waived. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. Any determination by us concerning the events described above will be final and binding on all parties, subject to each tendering stockholder’s right to bring any dispute with respect thereto before a court of competent jurisdiction.
7.
Extension of the Offer; Termination; Amendment

Subject to any applicable rule and regulation of the SEC, we expressly reserve the right to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Paying Agent and the Depositary and making a public announcement of the extension. During any extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw his or her Shares.
We also expressly reserve the right, in our sole discretion, not to accept for payment and not pay for any Shares not previously accepted for payment or paid for, subject to applicable law, to postpone payment for Shares or to terminate the Offer upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of the termination or postponement to the Paying Agent and the Depositary and making a public announcement of the termination or postponement. Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Exchange Act Rule 13e-4(f)(5), which requires that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.
Subject to compliance with applicable law, we further reserve the right, in our reasonable discretion, and regardless of whether any of the events set forth in Section 6 have occurred or are deemed by us to have occurred, to amend the Offer in any respect, including, without limitation, by adjusting the Purchase Price for Shares purchased in the Offer or increasing or decreasing the value of Shares sought in the Offer. Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the public announcement must be issued no later than 9:00 a.m. Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of the change.
If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by applicable law.
SEC rules and related releases and interpretations provide that the minimum period during which an Offer must remain open following material changes in the terms of the Offer or information concerning the Offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information. The Offer will be extended until the expiration of the period of at least ten business days if:
•
we adjust the Purchase Price for Shares purchased in the Offer or increase or decrease the number of Shares sought in the Offer (and thereby increase or decrease the number of Shares that may be purchased in the Offer), and, in the event of an increase in the number of Shares accepted for payment in the Offer increases by more than 2% of the outstanding Shares, and

•
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to the stockholders in the manner specified in this Section 7.

8.
Certain Effects of the Offer

The purchase of Shares pursuant to the Offer will have the following effects:
•
Depending on how many Shares are purchased, the Offer will decrease the amount of cash we have available for other purposes, such as paying distributions, funding acquisitions, improvement costs or repurchases under the SRP, and paying operating and administrative expenses or continuing debt service obligations.

•
Purchases of Shares pursuant to the Offer will increase the proportionate interest of stockholders that do not tender their Shares.

•
Stockholders who tender all of their Shares will give up the opportunity to participate in any potential future benefits from owning Shares, including the right to receive any future distributions that we may pay and any future increases in the value of the Shares.

Our purchases pursuant to the Offer will not result in the deregistration of our Shares under the Exchange Act.
9.
Treatment of Fractional Shares

If you are tendering all of your Shares and the Offer is not over-subscribed or you are an Odd Lot Holder tendering all of your Shares, we will purchase your properly tendered Shares, including any fractional Share, pursuant to the terms and subject to the conditions of the Offer. If you tender a total number of whole Shares such that if this number was to be accepted by the Company you would be left with only a fractional Share on the Company’s stock ledger, we will consider you to be tendering all of your Shares, including the fractional Share. If you tender less than all of your Shares by writing in a number of Shares on the Letter of Transmittal that represents less than all of the whole Shares you own at the time that you submit your Letter of Transmittal, any fractional Share that you own will not be tendered.
10.
Use of Securities Acquired

We currently intend to cancel and retire Shares purchased in the Offer. These Shares will return to the status of authorized and unissued common stock and will be available for us to issue without further stockholder action for all purposes except as required by applicable law.
11.
Plans and Proposals

Except as incorporated by reference herein, or as may occur in the ordinary course of business, we have no plan to take any action that relates to or would result in any of the following:
•
an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•
a purchase, sale or transfer of a material amount of our assets or any of our subsidiaries, other than the acquisition and disposition of properties in the ordinary course of business;

•
any material change in our present distribution rate or policy, or in the indebtedness or capitalization of the Company;

•
any change in our present board of directors or management;

•
any other material change in our corporate structure or business;

•
any class of our common stock becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

•
the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company; or

•
any changes in our charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.

12.
Source and Amount of Funds

Assuming that we purchase 1,000,000 Shares at $14.35 per Share, the cost to us will be $14.35 million in the aggregate, subject to our ability to increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer in accordance with rules promulgated by the SEC. If we increase the number of Shares accepted by up to 2%, the aggregate cost of the Offer would increase by up to approximately $30.2 million. Assuming that we do not increase the number of Shares accepted for payment, we expect that the maximum aggregate cost of these purchases, including all fees and expenses applicable to the Offer, will be approximately $200,000. As of December 31, 2017, we had $107.7 million of cash and cash equivalents plus $19.6 million of restricted cash. On January 29, 2018, we repurchased $9.7 million of shares through the SRP. We intend to fund the purchase of Shares in the Offer and pay related costs using our available cash (which does not include restricted cash).
13.
Certain Information About the Company

Our Business
The Company is a Maryland corporation formed on January 22, 2013 that owns a diversified portfolio of commercial properties comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants and a portfolio of stabilized core retail properties, consisting primarily of power centers and lifestyle centers. The Company intends to focus its future acquisitions primarily on net leased retail properties and stabilized core retail properties. As of September 30, 2017, the Company owned 517 properties, comprised of 19.4 million rentable square feet, which were 96.0% leased, including 482 net leased commercial properties (443 of which are retail properties) and 35 stabilized core retail properties. The principal offices of the Company are located at 405 Park Avenue, 4th Floor, New York, NY 10022, and its telephone number is (212) 415-6500.
The Company has elected and qualified to be taxed as a REIT beginning with its taxable year ended December 31, 2013. Substantially all of the Company’s business is conducted through its operating partnership, American Finance Operating Partnership, L.P. (the “OP”).
The Company has no employees. The Company has retained American Finance Advisors, LLC (the “Advisor”) to manage the Company’s affairs on a day-to-day basis. American Finance Properties, LLC (the “Property Manager”) serves as the Company’s property manager. The Advisor and the Property Manager are wholly owned subsidiaries of AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”), as a result of which, they are related parties of the Company, and each have received or may receive, as applicable, compensation, fees and expense reimbursements for services related to managing the Company’s business.
On August 8, 2017, the Company’s application to list Shares on NASDAQ under the symbol “AFIN” was approved by NASDAQ, subject to the Company being in compliance with all applicable listing standards on the date it begins trading on NASDAQ. While the Company intends to list Shares at a time yet to be determined by its board of directors, there can be no assurance as to when or if Shares will commence trading or of the price at which Shares may trade. Moreover, there can be no assurances with respect to when or if the Company will ultimately achieve a liquidity event, or as to the future value of the Shares.
As of February 13, 2018, the Company had 105,107,778 Shares outstanding, held by approximately 52,440 stockholders of record.
Distribution Information
In April 2013, the Company’s board of directors authorized distributions payable on a monthly basis to stockholders of record on each day at a rate equal to $1.65 per annum, per Share. On June 14, 2017, the Company announced that our board of directors authorized a decrease in the daily accrual of distributions to an annualized rate of  $1.30 per annum, per share of common stock, effective July 1, 2017. This represents a change in the annualized distribution yield, based on the original purchase price of  $25.00 per share, from 6.6% to 5.2%, or a change from 7.1% to 5.6% based on our most recent Estimated Per Share NAV as of December 31, 2016 of  $23.37 per share. The first distributions under the new rate were paid on or about August 5, 2017. Distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month.
The amount of distributions payable to stockholders is determined by the Company’s board of directors and is dependent on a number of factors, including funds available for distribution, our financial condition, capital expenditure requirements, as applicable, requirements of Maryland law and annual distribution requirements needed to maintain our status as a REIT under the Code. The Company’s board of directors may reduce the amount of distributions paid or suspend distribution payments at any time prior to distributions being declared. Therefore, distribution payments are not assured.
The following tables show distributions paid by us and other related information for the periods presented:
	Three Months Ended
	March 31, 2017		June 30, 2017		September 30, 2017
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions to stockholders	$29,054		$43,276		$37,204
Source of distribution coverage:
Cash flows provided by (used in) operations	$8,409	28.9%	$33,017	76.3%	$23,048	62.0%
Cash proceeds received from common stock issued under the DRIP	—	—%	10,259	23.7%	14,156	38.0%
Available cash on hand	20,645	71.1%	—	—%	—	—%
Total sources of distributions coverage	$29,054	100.0%	$43,276	100.0%	$37,204	100.0%
Cash flows provided by (used in) operations (GAAP basis)	$8,409		$33,017		$23,048
Net loss (in accordance with GAAP)	$(10,730)		$(1,023)		$(15,397)

	Three Months Ended
	March 31, 2016		June 30, 2016		September 30, 2016		December 31, 2016
(In thousands)		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions:
Distributions to stockholders	$26,767		$27,004		$27,737		$26,996
Source of distribution coverage:
Cash flows provided by (used in) operations(1)	$26,767	100.0%	$27,004	100.0%	27,237	100.0	26,996	100.0
Total sources of distributions	$26,767	100.0%	$27,004	100.0%	$27,237	100.0%	$26,996	100.0%
Cash flows provided by (used in) operations (GAAP basis)	$20,585		$17,630		$17,539		$17,615
Net loss (in accordance with GAAP)	$(5,854)		$(4,077)		$(8,729)		$(35,595)

(1)
Includes $6.2 million, $9.4 million, $9.7 million, $9.3 million and $34.6 million of cash flows provided by operations in prior periods and not previously distributed for the three months ended March 31, 2016, June 30, 2016, September 30, 2016 and December 31, 2016.

Share Repurchase Program
The Company’s board of directors has suspended the SRP. We will not accept any repurchase requests under the SRP during the pendency of the Offer. Under the SRP, subject to certain conditions, only repurchase requests made following the death or qualifying disability of stockholders are eligible and repurchases are generally made semiannually.
DRIP
Pursuant to the DRIP, holders of Shares may elect to have their distributions reinvested in additional Shares.

Beneficial Ownership of Shares by Directors and Officers
The following table shows, as of February 13, 2018 the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding Shares, (2) our directors, and (3) our executive officers.
Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Edward M. Weil, Jr.(2)	—	—
Katie P. Kurtz	—	—
David Gong(3)	6,431	*
Lisa D. Kabnick(4)	3,765	*
Leslie D. Michelson(5)	14,202	*
Stanley R. Perla(6)	7,098	*
Edward G. Rendell(7)	8,484	*

*
Less than 1%

(1)
The business address of each individual or entity listed in the table is 405 Park Avenue, 4th Floor, New York, New York 10022. Unless otherwise indicated, the individual or entity listed has sole voting and investment power over the Shares listed.

(2)
Mr. Weil, our chairman, chief executive officer and president and secretary, is also the chief executive officer of AR Global. While Mr. Weil has a non-controlling interest in the parent of AR Global, Mr. Weil does not have direct or indirect voting or investment power over any Shares that AR Global may own and Mr. Weil disclaims beneficial ownership of such Shares. Accordingly, the Shares included as beneficially owned by Mr. Weil do not include the 16,588 Shares or the 203,526 Shares that may be issuable in exchange for certain limited partnership interests in the OP that are directly or indirectly beneficially owned by AR Global and 885 Shares directly or indirectly owned by AR Capital, LLC, which is the predecessor business to AR Global.

(3)
Includes 3,820 unvested restricted Shares issued to Mr. Gong, including (i) 267 granted on April 4, 2013; (ii) 533 granted on June 25, 2014, (iii) 745 granted on July 13, 2015; (iv) 993 granted on July 28, 2016; and (v) 1,283 granted on July 21, 2017, all of which vest annually over a five-year period in equal installments.

(4)
Includes 3,020 unvested restricted Shares issued to Ms. Kabnick, including (i) 745 granted on August 3, 2015; (ii) 993 granted on July 28, 2016; and (iii) 1,283 granted on July 21, 2017, all of which vest annually over a five-year period in equal installments.

(5)
Includes 2,524 unvested restricted Shares issued to Mr. Michelson, including (i) 1,241 granted on February 16, 2017; and (ii) 1,283 granted on July 21, 2017, all of which vest annually over a five-year period in equal installments.

(6)
Includes 3,820 unvested restricted Shares issued to Mr. Perla, including (i) 267 granted on April 4, 2013; (ii) 533 granted on June 25, 2014, (iii) 745 granted on July 13, 2015; (iv) 993 granted on July 28, 2016; and (v) 1,283 granted on July 21, 2017, all of which vest annually over a five-year period in equal installments.

(7)
Includes 2,524 unvested restricted Shares issued to Mr. Rendell, including (i) 1,241 granted on February 16, 2017; and (ii) 1,283 granted on July 21, 2017, all of which vest annually over a five-year period in equal installments.

Recent Securities Transactions
On January 29, 2018, through the SRP, the Company repurchased 412,939 Shares for an aggregate purchase price of approximately $9,650,384 or an average purchase price of  $23.37 per Share, equal to the current Estimated Per-Share NAV.

Between December 1, 2017 and February 13, 2018, pursuant to the DRIP, the Company issued 519,936 Shares at $23.37 per Share, equal to the current Estimated Per-Share NAV.
Other Interests
Except as otherwise described or incorporated by reference in this Offer to Purchase or the Schedule TO, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any agreement, arrangement, understanding or relationship, whether or not legally enforceable, with any other person, relating, directly or indirectly, to the Offer or with respect to any of our securities, including, but not limited to, any agreement, arrangement, understanding or relationship concerning the transfer or the voting of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.
Incorporation by Reference
The rules of the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information about us to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this Offer to Purchase, and is deemed to be part hereof except to the extent any such information is modified or superseded by information in this Offer to Purchase or in any other document expressly incorporated herein (whether specified below or in any amendment to the Schedule TO) that has a later date. We incorporate by reference the documents listed below (except to the extent that the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on March 13, 2017;

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Our Current Report on Form 8-K, filed on March 20, 2017;

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Our Definitive Proxy Statement on Schedule 14A, filed on March 28, 2017;

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Our Current Report on Form 8-K/A, filed on March 31, 2017;

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Our Current Report on Form 8-K, filed on April 21, 2017;

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Our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, filed on May 12, 2017;

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Our Current Report on Form 8-K, filed on May 31, 2017;

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Our Current Report on Form 8-K, filed on June 14, 2017;

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Our Quarterly Report on Form 10-Q for the three months ended June 30, 2017, filed on August 11, 2017;

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Our Current Report on Form 8-K, filed on October 10, 2017;

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Our Quarterly Report on Form 10-Q for the three months ended September 30, 2017, filed on November 13, 2017; and

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Our Current Report on Form 8-K, filed on December 14, 2017.

The information relating to us contained in this Offer to Purchase should be read together with the information in the documents incorporated by reference. Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in the Offer. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Offer.

14.
Additional Information

We have filed an issuer Tender Offer Statement on Schedule TO with the SEC that includes certain additional information relating to the Offer. We intend to supplement and amend the Schedule TO to the extent required to reflect information we subsequently file with the SEC. This material may be inspected and copied at prescribed rates at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (http://www.sec.gov) that contains our Schedule TO, reports and other information about us, including our annual, quarterly and current reports, proxy statements and other SEC filings. You may also obtain a copy of our Schedule TO or a copy of any or all of the documents incorporated herein by reference, other than the exhibits to any documents that are not specifically incorporated by reference herein, free of charge by contacting us at the address or telephone number set forth on the first page of this Offer to Purchase.
15.
Certain Legal Matters; Regulatory Approvals

We are neither aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of the Shares pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body that would be required for us to acquire Shares as contemplated by the Offer. We contemplate that we will seek any approvals or make any filings that may become necessary. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of a required approval or other action. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for the tendered Shares are subject to the satisfaction of certain conditions. See Section 6.
16.
Material U.S. Federal Income Tax Consequences

The following discussion is a general summary of material U.S. federal income tax consequences to U.S. stockholders (as defined below) related to the tender of Shares pursuant to the Offer. It does not contain any discussion of state, local or non-U.S. tax consequences.
This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary of material U.S. federal income tax consequences applies to you only if you hold Shares as a “capital asset” (generally, property held for investment). Special rules not discussed here may apply to you if you are (i) a broker-dealer or a dealer in securities or currencies, (ii) an S corporation, (iii) a partnership or other pass-through entity, (iv) a bank, thrift or other financial institution, (v) a regulated investment company or a REIT, (vi) an insurance company, (vii) a tax-exempt organization, (viii) a person that is not a U.S. stockholder, as defined below, (ix) subject to the alternative minimum tax provisions of the Code, (x) holding Shares as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction, (xi) holding Shares through a partnership or other pass-through entity, or (xii) a U.S. person whose “functional currency” is not the U.S. dollar. This summary applies only to U.S. stockholders does not apply to any owner of a U.S. stockholder and addresses only U.S. federal income tax and not any other taxes. This summary does not address state and local tax consequences. For these purposes, a “U.S. stockholder” is a beneficial owner of Shares that for U.S. federal income tax purposes is:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if either a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or it has a valid election in place to be treated as a U.S. person.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND TENDERING SHARES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Generally.   An exchange of Shares for cash pursuant to the Offer will constitute a “redemption” under the Code and will be a taxable transaction for U.S. federal income tax purposes. If the redemption qualifies as a sale of Shares by a U.S. stockholder under Section 302 of the Code, the U.S. stockholder will recognize gain or loss as discussed below. If the redemption does not qualify as a sale of Shares under Section 302 of the Code, the U.S. stockholder will be treated as having received a distribution from us as discussed below.
As described below, whether a redemption qualifies for sale treatment will depend largely on the total number of the U.S. stockholder’s Shares (including any Shares constructively owned by the U.S. stockholder) that are purchased in the Offer and any Shares acquired or disposed of in a transaction that, for U.S. federal income tax purposes, is integrated with the Offer.
Sale Treatment.   Under Section 302 of the Code, a redemption of Shares pursuant to the Offer will be treated as a sale of such Shares for U.S. federal income tax purposes if the redemption (i) results in a “complete redemption” of all of the U.S. stockholder’s stock in us, (ii) is “substantially disproportionate” with respect to the U.S. stockholder, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder. In determining whether any of these three tests under Section 302 of the Code is satisfied, a U.S. stockholder must take into account not only Shares that the U.S. stockholder actually owns, but also any Shares owned by certain related persons as well as Shares that the U.S. stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security that the U.S. stockholder is treated as owning pursuant to certain constructive ownership rules. Because the determination as to whether any of the alternative tests of Section 302 of the Code will be satisfied with respect to a U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders should consult their tax advisors to determine such tax treatment.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will result in a “complete redemption” of all the U.S. stockholder’s Shares in us if either (i) we purchase all of the Shares actually and constructively owned by the U.S. stockholder, or (ii) the U.S. stockholder actually owns no Shares after all transfers of Shares pursuant to the Offer, constructively owns only Shares owned by certain family members, and the U.S. stockholder is eligible for a waiver from, and waives (pursuant to Section 302(c)(2) of the Code), constructive ownership of Shares owned by these family members. Any U.S. stockholder desiring to waive such constructive ownership of Shares should consult a tax advisor about the applicability of Section 302(c)(2) of the Code.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will be “substantially disproportionate” with respect to the U.S. stockholder if   (i) the percentage of Shares actually and constructively owned by the U.S. stockholder compared to all Shares outstanding immediately after all redemptions of Shares pursuant to the Offer is less than (ii) 80% of the percentage of Shares actually and constructively owned by the U.S. stockholder compared to all Shares outstanding immediately before such redemptions.
A redemption of Shares from a U.S. stockholder pursuant to the Offer will be “not essentially equivalent to a dividend” if, pursuant to the Offer, the U.S. stockholder experiences a “meaningful reduction” in its proportionate interest in us, including voting rights, participation in earnings and liquidation rights, arising from the actual and constructive ownership of Shares. Whether a U.S. stockholder meets this test will depend on the U.S. stockholder’s particular facts and circumstances.

Generally, even a small reduction in the percentage interest (by vote and value) of a U.S. stockholder who is a minority stockholder and who exercises no control over corporate affairs should constitute a “meaningful reduction.” U.S. stockholders should consult their tax advisors as to the application of this test to their particular circumstances.
U.S. stockholders should be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. We cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. In addition, depending on the total number of Shares purchased pursuant to the Offer, it is possible that a tendering U.S. stockholder’s percentage interest in us (including any interest attributable to Shares constructively owned by the U.S. stockholder) could increase, even though the total number of Shares held by such U.S. stockholder decreases. Stockholders should consult their financial and tax advisors with respect to the effect of proration of the Offer. In any event, a U.S. stockholder can be given no assurance that a sufficient number of such U.S. stockholder’s Shares will be purchased pursuant to the Offer to ensure that the purchase is treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes.
U.S. stockholders should also be aware that an acquisition or disposition of Shares as part of a plan that includes the U.S. stockholder’s tender of Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. stockholders are urged to consult their own advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated.
If any of the foregoing three tests is satisfied, the U.S. stockholder will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the U.S. stockholder’s adjusted tax basis in the Shares sold. This gain or loss must be determined separately for each block of Shares (i.e., Shares that were acquired in a single transaction for the same price) sold. In connection with the purchase of Shares pursuant to this Offer, a U.S. stockholder may be able to identify by lot the Shares that are tendered in the Offer if less than all of its Shares are tendered, and may be able to identify the order in which different blocks of Shares will be purchased in the event of proration, but U.S. stockholders who do not identify specific lots in a timely manner will be deemed to have exchanged their Shares on a “first in/first out” basis. Capital gain or loss generally will be long-term capital gain or loss if, as of the time we are treated as purchasing the Shares in this Offer, the U.S. stockholder held the Shares for more than one year. Long-term capital gains of individuals, estates, and trusts generally are subject to a reduced U.S. federal income tax rate. Short-term capital gains of individuals, estates, and trusts generally are taxed at rates applicable to ordinary income. The deductibility of capital losses is subject to limitations. In addition, any loss recognized upon an exchange of Shares in the Offer by a U.S. stockholder that has held such Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received, or deemed to be received, from us that were required to be treated by the U.S. stockholder as long-term capital gain.
Dividend Treatment.   If none of the foregoing three tests under Section 302 of the Code is satisfied, the U.S. stockholder generally will be treated as having received a distribution in an amount equal to the amount of cash received by the U.S. stockholder pursuant to the Offer. That distribution will be treated as ordinary dividend income to the extent of our current or accumulated earnings and profits, without reduction for the tax basis of the Shares sold, unless we designate the dividend as a capital gains dividend. Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, our ordinary dividends generally will not qualify for the reduced tax rate on “qualified dividend income” received by taxpayers taxed as individuals. Our ordinary dividends, with limited exceptions, paid to taxpayers taxed as individuals are taxed at the higher U.S. federal income tax rate applicable to ordinary income. However, recent changes to the Code permit U.S. stockholders who are individuals, estates or trusts to deduct up to 20% of  “qualified REIT dividends,” which are, generally, the dividend portion of any distribution received from us that we do not designate as a capital gains dividend or qualified dividend income. This deduction is applicable for tax years beginning before January 1, 2026 and is subject to certain limitations. U.S. stockholders should consult their tax advisor with respect to whether any amount treated as a dividend pursuant to this Offer would qualify for the deduction for qualified REIT dividends and whether such stockholder would be eligible to claim the deduction to the extent that it is available.

To the extent that a redemption of our Shares pursuant to the Offer is treated as a dividend, a U.S. stockholder’s adjusted tax basis in the redeemed Shares generally will be transferred to the U.S. stockholder’s remaining Shares. If a U.S. stockholder owns no other Shares, under certain circumstances, this basis may be transferred to a related person or it may be lost entirely. Proposed Treasury regulations, if enacted as proposed, would affect the adjusted tax basis of a U.S. stockholder’s remaining Shares. It is unclear whether these proposed regulations will be enacted in their current form or apply to a U.S. stockholder that exchanges Shares.
If none of the foregoing three tests under Section 302 of the Code is satisfied, but the distribution exceeds our current and accumulated earnings and profits, the excess first will be treated as a tax-free return of capital that will reduce the U.S. stockholder’s adjusted tax basis in its Shares (determined separately for each block of Shares) and any remainder will be treated as capital gain from the sale of the Shares. Any such gain will be long-term capital gain if the U.S. stockholder has held the Shares for more than one year as of the date we are treated as purchasing the Shares under the Offer.
U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal income tax consequences to them in the event the redemption is treated as a distribution with respect to their Shares.
Constructive Distributions.   Provided that no tendering U.S. stockholder is treated as receiving a dividend as a result of the Offer, stockholders whose percentage ownership of the Company increases as a result of the Offer will not be treated as realizing taxable constructive distributions by virtue of that increase. In the event that any tendering U.S. stockholder is deemed to receive a dividend, it is possible that stockholders whose percentage ownership of the Company increases as a result of the Offer, including stockholders who do not tender any Shares pursuant to the Offer, may be deemed to receive a constructive distribution in the amount of the increase in their percentage ownership of the Company as a result of the Offer. A constructive distribution will be treated as a dividend to the extent of our current or accumulated earnings and profits allocable to it. This dividend treatment will not apply if the purchase of Shares pursuant to the Offer is treated as an “isolated redemption” within the meaning of the Treasury Regulations.
Medicare Tax.   Certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% tax on all or a portion of their “net investment income,” which includes dividends or capital gains recognized in connection with a sale of Shares pursuant to the Offer.
Backup Withholding and Information Reporting.   Information returns generally will be filed with the IRS in connection with the gross proceeds payable to a U.S. stockholder pursuant to the Offer. The Company may be required to withhold a portion of the amounts paid to a U.S. stockholder pursuant to this Offer unless the U.S. stockholder has completed and submitted to the Company a Form W-9 providing the U.S. stockholder’s employer identification number or social security number, as applicable, and certifying under penalties of perjury that: (a) this number is correct; (b) either (i) the U.S. stockholder is exempt from backup withholding, (ii) the U.S. stockholder has not been notified by the IRS that the U.S. stockholder is subject to backup withholding as a result of an under-reporting of interest or dividends, or (iii) the IRS has notified the U.S. stockholder that the U.S. stockholder is no longer subject to backup withholding; or (c) an exception applies under applicable law. If we have not received this information from a U.S. stockholder, then unless an exemption exists and is proven in a manner satisfactory to the Depositary, such holder will be subject to backup withholding on these payments. The amount of any backup withholding from a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided the required information is timely provided to the IRS. See Section 2 for discussion of procedures for obtaining an exemption from U.S. backup withholding applicable to both U.S. and non-U.S. stockholders.
17.
Recommendation

Because the offer price under the Offer is still well below the current Estimated Per-Share NAV of the Shares, the Company’s board of directors recommends that stockholders DO NOT tender their Shares in the Company Offer or the lower MacKenzie Offer.
In making this recommendation, we note:

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The MacKenzie Offer price is significantly less than the current Estimated Per-Share NAV of the Shares. The Company’s board of directors approved an Estimated Per-Share NAV of  $23.37 as of December 31, 2016. The MacKenzie Offer price is $9.71 per Share, or 42%, less than the Estimated Per-Share NAV, and the Purchase Price in the Offer is 39% less than the Estimated Per-Share NAV. In addition, MacKenzie will reduce the actual price paid for tendered Shares by any distributions paid on such Shares by the Company after January 31, 2018, which are currently paid at a rate of  $1.30 per year per Share. As a result, if you tender your Shares to MacKenzie, the per Share price you will actually be paid will be at least $0.216 less than the MacKenzie Offer price of  $13.66. Thus, you should expect to receive no more than $13.46 per share from MacKenzie should you tender your Shares in the MacKenzie Offer. The actual amount could be less depending on when MacKenzie accepts the tendered Shares.

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Given the MacKenzie Offer price, the Company’s board of directors believes that the MacKenzie Offer represents an opportunistic attempt by MacKenzie to make profit by purchasing the Shares at a deeply discounted price relative to their current estimated value, thereby depriving the stockholders who tender Shares in the MacKenzie Offer of the potential opportunity to realize the full long-term value of their investment in the Company.

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In addition, the MacKenzie Offer avoids important investor protections, including the right to withdraw or rescind your tender, even if the MacKenzie Offer is extended. As a result, once MacKenzie receives it, your tender is irrevocable.

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The Offer provides stockholders who desire immediate liquidity an alternative to the MacKenzie Offer at a 5.1% premium to the MacKenzie Offer price.

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Unlike the MacKenzie Offer, the Offer price will not be reduced by any distributions paid on the Shares that you tender.

For a full description of the methodologies and assumptions, as well as certain qualifications, used to value the Company’s assets and liabilities in connection with the calculation of Estimated Per-Share NAV, see the Company’s Current Report on Form 8-K dated March 20, 2017 filed with the SEC. As noted therein, because the Shares are not listed on a national securities exchange and there is no established trading market for the Shares, Estimated Per-Share NAV does not represent the: (i) the price at which Shares would trade at on a national securities exchange or a third party would pay for the Company, (ii) the amount a stockholder would obtain if he or she tried to sell his or her Shares or (iii) the amount stockholders would receive if the Company liquidated its assets and distributed the proceeds after paying all of its expenses and liabilities. Further, the Estimated Per-Share NAV was calculated as of a specific date, and the value of Shares will fluctuate over time as a result of, among other things, developments related to individual assets, changes in the real estate and capital markets, acquisitions or dispositions of assets, monthly distributions to stockholders and the distribution of proceeds from the sale of real estate to stockholders. The Company expects to publish a new Estimated Per-Share NAV as of December 31, 2017 on or around March 20, 2018. There can be no assurance as to whether the new Estimated Per-Share NAV will be higher or lower than the current Estimated Per-Share NAV.
No person has been authorized to make any recommendation on behalf of the Company, the Company’s board of directors, or DST, as the Depositary, Paying Agent or Information Agent, or any representations in connection with the Offer other than those contained herein or in the Letter of Transmittal. If given or made, any recommendation and any information and representations must not be relied upon. This Offer has been neither approved nor disapproved by the SEC, nor has the SEC or any state securities commission passed upon the fairness or merits of the Offer or the accuracy or adequacy of the information contained or incorporated by reference in this Offer to Purchase. Any representation to the contrary is a criminal offense.
18.
Miscellaneous

The Offer is not being made to, and tenders will not be accepted from, stockholders in any jurisdiction in which the Offer or its acceptance would not comply with the securities laws of the applicable jurisdiction. We are not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of the applicable jurisdiction. However, we reserve the right to exclude stockholders from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. We believe this exclusion is permissible under applicable laws and regulations, provided we make a good faith effort to comply with any law deemed applicable to the Offer.
We have retained DST to act as the Depositary, the Paying Agent and the Information Agent in connection with the Offer. In its role as Depositary, DST will receive Letters of Transmittal and Withdrawal Letters and provide information regarding the Offer to those persons, including stockholders that contact it. As Paying Agent, DST will be responsible for determining the proration factor, if any, and matching payment for all Shares purchased by us in the Offer. As the Information Agent, DST may contact stockholders by mail, telephone, e-mail and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners.
DST will receive reasonable and customary compensation for its services and will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.
We will not pay any fees or commissions to brokers, dealers or other persons (other than to DST as described above) for soliciting tenders of Shares pursuant to the Offer. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Shares held by them as a nominee or custodian or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of DST for purposes of the Offer.
If you hold your Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company, custodian or other nominee and you are not the holder of record on our books, you must contact your broker, dealer, commercial bank, trust company, custodian or other nominee and comply with their policies and procedures and provide them with any necessary paperwork in order to have them tender your Shares. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company, custodian (such as an IRA account) or other nominee must not deliver a Letter of Transmittal directly to the Depositary. The broker, dealer, commercial bank, trust company, custodian or other nominee holding your Shares must submit the Letter of Transmittal that pertains to your Shares to the Depositary on your behalf.
This requirement will be strictly followed, and Letters of Transmittal which do not conform with the above will be rejected. If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted and such signature must be affixed with a medallion guarantee. If a broker, dealer, commercial bank, trust company, custodian or other nominee holds your Shares, it may have an earlier deadline for accepting the Offer. We urge you to contact the broker, dealer, commercial bank, trust company, custodian or other nominee that holds your Shares as soon as possible to find out its deadline.